EXHIBIT 23.1



                              CARVER HOVEY & CO.
                           Certified Pubic Accountants




The Board of Directors
Prime Resource, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Interests of Experts and Counsel" in the prospectus.



                                                     /s/ CARVER HOVEY & CO.

                                                     Layton, Utah
                                                     January 27, 2003